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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Registration Statement on Form N-2 of FS Energy and Power Fund of our reports dated March 11, 2016, relating to our audits of the consolidated financial statements, internal control over financial reporting, and financial statement schedule, appearing in the Prospectus, which is a part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Senior Securities" and "Experts" in such Prospectus.

/s/ RSM US LLP
Blue Bell, Pennsylvania
March 21, 2016

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm